Exhibit 32
Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to 18 U.S.C. 1350, As Adopted
Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
     Each of the undersigned Chief Executive Officer and Chief Financial Officer of Emageon Inc. hereby individually certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Emageon Inc.
     In witness whereof, each of the undersigned has executed and delivered this Certification on this eleventh day of August, 2008.

/s/ Charles A. Jett, Jr.
Charles A. Jett, Jr.
Chief Executive Officer and President (Principal Executive Officer)

/s/ John W. Wilhoite
John W. Wilhoite
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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